INDEPENDENT AUDITORS' CONSENT



The Board of Directors
TMS, Inc.:


We consent to incorporation by reference in the registration statement
(no. 333-03909) on Form S-8 of TMS, Inc. of our report dated October 20, 1998, relating to the balance sheets of TMS, Inc. as of August 31, 1998 and 1997, and the related statements of operations, shareholders' equity, and cash flow for the years then ended, and the related financial statement schedule, which report appears in the August 31, 1998, annual report on Form 10-KSB of TMS, Inc.







                                              KPMG Peat Marwick LLP


Oklahoma City, Oklahoma
November 23, 1998